Exhibit 10.2

SILVERGRAPH INTERNATIONAL, INC.

CERTIFICATE OF DESIGNATION

OF

CLASS A SENIOR CONVERTIBLE PREFERRED STOCK

Nevada Revised Statutes Section 78.1955

The undersigned, being the President and the Secretary of Silvergraph International, Inc., a Nevada corporation (the “Corporation”), certify that the Board of Directors of the Corporation, pursuant to the authority granted in the Corporation’s Articles of Incorporation, has adopted a resolution establishing a series consisting of 2,000,000 of the Corporation’s authorized preferred stock designated as Class A Senior Convertible Preferred Stock (the “Class A Senior Convertible Preferred Stock”) and has prescribed the following voting powers, designations, preferences, limitations, restrictions and relative rights of the Class A Senior Convertible Preferred Stock:

A.

Qualified Buyers.  The Class A Senior Convertible Preferred Stock shall only be available to Qualified Buyers.  A Qualified Buyer is defined as an “Accredited Investor” as that term is defined by the United States Securities and Exchange Commission.

B.

Liquidation rights.  The holders of the Class A Senior Convertible Preferred Stock shall have liquidation rights as follows (the “Liquidation Rights”):

1.

In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Class A Senior Convertible Preferred Stock are entitled to receive, out of legally available assets, an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of the Company’s stock hereafter issued that ranks junior as to liquidation rights to the Class A Senior Convertible Preferred Stock.  But the holders of Class A Senior Convertible Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Company’s stock hereafter issued that ranks senior as to liquidation rights to the Class A Senior Convertible Preferred Stock (“senior liquidation stock”) has been paid in full.  The holders of Class A Senior Convertible Preferred Stock and all other series or classes of the Company’s stock hereafter issued that rank on a parity as to liquidation rights with the Class A Senior Convertible Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon.  After payment in full of the liquidation preference of the shares of Class A Senior Convertible Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

2.

Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Company.

C.

Conversion Rights.  The holders of the Class A Senior Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

1.

Optional Conversion.  Each holder of Class A Senior Convertible Preferred Stock of the Corporation shall be entitled to convert any or all of the shares of Class A Senior Convertible Preferred Stock held by such holder, at such holder’s option, at any time into that number of fully-paid and non-assessable shares of the Corporation’s Common Stock determined as follows:  Each share of Class A Senior Convertible Preferred Stock so surrendered for conversion shall be converted at a price of $0.10 per share (the “Conversion Price”), subject to adjustment as set forth herein.

2.

Forced Conversion.  Subject to the Corporation’s duty to reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Senior Convertible Preferred Stock, after two years of issuance, the Corporation may convert this Class A Senior Convertible Preferred Stock if the price of the Company’s Common Stock is equal to or above two (2) times the Conversion Price for a period of ten (10 consecutive trading days and the Company’s 90 day average trading volume is equal to or above 25,000 shares per day and such shares shall be converted at the Conversion Price.

3.

Mechanics of Conversion. In order to convert Class A Senior Convertible Preferred Stock into full shares of Common Stock, the Holder shall surrender the certificate of certificates therefore, duly endorsed, by either overnight courier or 2-day courier, or in person to the office of the Company or of any transfer agent for its Common Stock, and shall give concurrent written notice to of its decision to exercise its right to convert the Class A Senior Convertible Preferred Stock, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is attached as Annex A) to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such shares of Class A Senior Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to evidence such loss and to indemnify the Company from any loss incurred by it in connection with such certificates.

After delivery of the certificates evidencing such shares of Class A Senior Convertible Preferred Stock and executed Notice of Conversion by Holder as set forth herein, the Company shall deliver as soon as reasonably practicable to such Holder at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid and, at the request of Holder, shall issue to Holder a new certificate of Class A Senior Convertible Preferred Stock containing the same date, provisions and stated amount of this Class A Senior Convertible Preferred Stock which shall not have been converted or paid.   The date on which notice of conversion is given (the “Conversion Date”) shall be deemed to be the date set forth in such notice of conversion provided that delivery and advance facsimile notice is made as provided above and that the original certificates evidencing the Class A Senior Convertible Preferred Stock to be converted are received by the transfer agent or the Company within five (5) business days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  If the original certificates evidencing the Class A Senior Convertible Preferred Stock to be converted is not received by the transfer agent or the Company within five (5) business days after the Conversion Date, the notice of conversion shall be deemed null and void.

D.

Anti Dilution.  Should at any time while the Class A Senior Convertible Preferred Stock is outstanding, the Company issue a stock dividend, combine outstanding shares into a lessor number of shares (reverse split) or increase the number of outstanding shares without a receipt of new consideration (forward split) then the number of shares into which the Class A Senior Convertible Preferred Stock may be converted and the Conversion Price shall be adjusted to reflect such event so that the relative interest of the Holder shall be fully protected from dilution resulting from such an event.  Notice of the required adjustment including the number of shares and the new conversion price shall be promptly mailed to each Holder subsequent to each such adjustment event.   So long as Class A Senior Convertible Preferred Stock is outstanding, if the Company shall issue or agree to issue any shares of Common Stock, except for Exempted Issuances as defined in the Subscription Agreement, for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price.  In no event shall the conversion price be less than $0.01 per share of common stock.

E.

Dividends.  The Holders of the Class A Senior Convertible Preferred Stock shall be entitled to a dividend payable quarterly at a rate of 10% per annum with payment in cash or in shares of the Company’s Common Stock at the Company’s option.  Should the Company opt to pay the dividend in shares of Common Stock, the dividend will be based on a ten percent (10%) discount to the market price of the Company’s Common Stock based on the average ten (10) day bid price for the ten days prior to the dividend due date.  The Holders of the Class A Senior Convertible Preferred Stock shall be entitled to the cash dividend only if declared by the Board of Directors, which shall be payable only out of assets legally available therefore.

F.

Voting Rights.  The Holders of the Class A Senior Convertible Preferred Stock shall have one (1) votes for every share of Class A Senior Convertible Preferred Stock held and shall be entitled to vote on any and all matters brought to a vote of shareholders of Common Stock.  Holders of Class A Senior Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s Bylaws and applicable statutes.

The Holders of a majority of the Class A Senior Convertible Preferred Stock may appoint one (1) individual to the Company’s five (5) member board of directors.

G.

Protective Provisions.  So long as shares of Class A Senior Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by voting or written consent, as provided by Nevada law) of the holders of at least a majority of the then outstanding shares of Class A Senior Convertible Preferred Stock:

1.

alter or change the rights, preferences or privileges of the shares of Class A Senior Convertible Preferred Stock so as to materially adversely affect the Class A Senior Convertible Preferred Stock;

2.

issue debt beyond the ordinary course of working capital needs;

3.

complete an acquisition or sale of a material asset;

4.

issue equity that ranks equal or senior to the Class A Senior Convertible Preferred Stock;

5.

issue a dividend to the common shareholders;

6.

materially increase the common shares reserved for the Employee stock option plan.

H.

Future Financings.  So long as any of the Class A Senior Convertible Preferred Stock remains outstanding, Preferred Holders shall have the right of first refusal on all equity financings contemplated by the Company.

I.

Registration Rights.  The Company will prepare and file a registration statement covering the resale of the Common Stock issuable upon conversion of the Class A Senior Convertible Preferred Stock within 90 days after the issue date of the Class A Senior Convertible Preferred Stock.  The Company will use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission with 90 days after the filing.

J.

Status of Converted Stock. In the event any shares of Class A Senior Convertible Preferred Stock shall be converted pursuant to Paragraph C here, the shares so converted shall be cancelled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Class A Senior Convertible Preferred Stock.

K.

Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Senior Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Senior Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Senior Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of the Class A Senior Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

L.

Transfer Restrictions.  The Class A Senior Convertible Preferred Stock may not be transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Corporation or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

M.

Preference Rights.  Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock with such preferences as may be determined by the Board of Directors, in its discretion.

N.

Amendments.  Subject to Paragraph G above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Class A Senior Convertible Preferred Stock may be amended by a resolution of the Board of Directors.

DATED:  May ______, 2007

______________________________

James R. Simpson, President and Secretary

ANNEX A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Class A Senior Convertible Preferred Stock)

The undersigned hereby elects to convert $________ of the stated amount of the Class A Senior Convertible Preferred Stock issued by Silvergraph International, Inc. into Shares of Common Stock of Silvergraph International, Inc. according to the conditions set forth in such Class A Senior Convertible Preferred Stock, as of the date written below.

Date of Conversion: _____________________________________________

Conversion Price: _______________________________________________

Shares To Be Delivered: __________________________________________

Name in Which Shares Are to Be Placed
If Other Than Registered Holder: ___________________________________

Signature (if individual): __________________________________________

Signature (if entity):

_________________________

By: ___________

Title: __________

Print Name: ____________________________________________________

Address: _______________________________________________________

  _______________________________________________________